Exhibit 3.9
BELDEN TECHNOLOGIES, INC.
BYLAWS
ARTICLE I
OFFICES
Section 1.1. Registered Office. The registered office of the corporation shall be at such place in the City of Wilmington, County of New Castle, State of Delaware as the board of directors shall from time to time designate.
Section 1.2. Other Offices. The corporation also may have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 2.1. Annual Meeting. The annual meeting of shareholders of the corporation shall be held on such date as the board of directors shall determine. The business to be transacted at the meeting shall be the election of directors and such other business as may be properly brought before the meeting.
Section 2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.
Section 2.3. Time and Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware, and at such time as may be designated by the board of directors and as specified in the notice of meeting.
Section 2.4. Notice of Meetings. Written notice of each annual or special meeting of the shareholders, stating the time and place thereof, shall be given to each shareholder of record as of the applicable record date who is entitled to vote thereat, by mailing the same, postage prepaid, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to his address as it appears on the records of the corporation. In the case of a special meeting, the notice shall also state the purpose thereof. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.
Section 2.5. Waiver of Notice. Notice of any shareholders’ meeting may be waived in writing by any shareholder either before or after such meeting, and the attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, shall be deemed to be a waiver by him of notice of such meeting.
Section 2.6. Quorum. Except as otherwise provided by statute or the certificate of incorporation, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business.
At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed at the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 2.7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting, except that if the question is one upon which by statute or the certificate of incorporation a different vote is required, then in such case the terms of the statute or certificate of incorporation shall govern and control the decision of such question.
Section 2.8. Number of Votes of Each Shareholder. Unless otherwise provided in the certificate of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.
Section 2.9. Shareholders’ Consent. Unless otherwise provided by the certificate of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1. Number of Directors. The number of directors which shall constitute the whole board of directors shall be not less than one (1) nor more than five (5). The actual number of directorships shall be determined by resolution of the board of directors or by the holders of the majority of shares entitled to vote thereon at any annual meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.2 of this Article. Each director elected shall hold office until his successor is elected and qualified, except in the case of death, resignation or removal. Directors need not be shareholders.
Section 3.2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or shareholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 3.3. Removal. Unless otherwise restricted by the certificate of incorporation or by law, any one or more directors may be removed from office at any time, with or without cause, by affirmative vote of the holders of a majority of the corporation’s shares entitled to vote at an election of directors.
Section 3.4. Powers of the Board. The business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.
Section 3.5. Quorum. At all meetings of the board of directors a majority shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.6. Organization Meeting. The first meeting of each newly elected board of directors shall be held immediately after each annual meeting of shareholders for the purpose of electing officers and transacting other business. No notice of such meeting shall be necessary, provided a quorum shall be present. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.
Section 3.7. Regular Meetings. Regular meetings of the directors may be held without notice at such times and places within or without the State of Delaware as may be determined by the board.
Section 3.8. Special Meetings. Special meetings of the directors may be held at any time within or without the State of Delaware upon call by the President. Notice of such meeting shall be given to each director either by letter, telefax, telegram or in person not less than two (2) days prior to such meeting. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of at least two (2) directors. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular or special meeting of the board of directors.
Section 3.9. Waiver of Notice. Notice of any directors’ meeting may be waived in writing by any director either before or after such meeting, and the attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, shall be deemed to be a waiver by him of notice of such meeting.
Section 3.10. Directors’ Consent. Unless otherwise restricted by the certificate of incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.
Section 3.11. Telephonic Participation at Meetings. Unless otherwise restricted by the certificate of incorporation or by these bylaws, members of the board of directors, or any committee designated by the board of directors, flay participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.12. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
In absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolutions of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending. to the shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution, these bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power of authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required or requested.
Section 3.13. Compensation. The board of directors is authorized to fix a reasonable compensation for directors and to provide a fee and reimbursement of expenses for attendance at any meeting of the directors to be paid to each director who is not otherwise a salaried officer or employee of the corporation. Members of committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
OFFICERS
Section 4.1. Officers Designated. The directors shall elect a President, Treasurer and a Secretary, and in their discretion a Chairman of the Board, one or more Vice Presidents, an Assistant Secretary, an Assistant Treasurer, and such other officers as the directors may see fit. Unless the certificate of incorporation or these bylaws otherwise provide, any two or more offices may be held simultaneously by the same person, but no officer shall execute, acknowledge, verify or countersign any instrument in more than one capacity.
Section 4.2. Tenure of Office. The officers of the corporation shall hold office until their successors are chosen and qualified, except In case of resignation, death o r removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy in any office, however created, may be filled by the directors.
Section 4.3. Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall have such powers and duties as appertain to that office and as may be prescribed by the directors.
Section 4.4. President. The President shall have such powers and duties as appertain to that office and as may be prescribed by the directors.
Section 4.5. Vice Presidents. The Vice Presidents, if any, in the order designated by the directors, shall perform the duties of the President in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the directors may prescribe. In case the President and such Vice Presidents are absent or unable to perform their duties, the directors way appoint a President pro tempore.

Section 4.6. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the directors. The Secretary shall keep such books as may be required by the directors, shall have charge of the seal, minute books and stock books of the corporation, and shall give all notices of meetings of the shareholders and of the directors, and shall have such other powers and duties as the directors may prescribe.
Section 4.7. Assistant Secretary. The Assistant Secretary, if any, shall perform the duties of the Secretary in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the directors may prescribe.
Section 4.8. Treasurer. The Treasurer shall receive and have in his charge all money, bills, notes, bands, shares in other corporations and similar property belonging to the corporation, and shall do with the same as nay be ordered by the directors. The Treasurer shall formulate and administer credit and collect ion policies and procedures, and shall represent the corporation in its relations with banks and other financial institutions, subject to instructions from the directors, and shall have such other powers and duties as the directors nay prescribe.
Section 4.9. Assistant Treasurer. The Assistant Treasurer, if any, shall perform the duties of the Treasurer in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the directors may prescribe.
Section 4.10. Other Officers. The other officers, if any, shall have such powers and duties as the directors may prescribe.
Section 4.11. Change in Power and Duties of Officers. Anything in this Article IV to the contrary notwithstanding, the board of directors may, from time to time, increase or reduce the powers and duties of the respective officers of the corporation whether or not the same are set forth in these bylaws and may permanently or temporarily delegate the duties of any officer to any other officer, agent or employee and may generally control the action of the officers and require performance of all duties imposed upon them.
Section 4.12. Compensation. The directors are authorized to determine or to provide the method of determining the compensation of officers.
Section 4.13. Bond. Any officer, if required by the board of directors, shall give bond for the faithful performance of his duties. Any surety on such bond shall be at the expense of the corporation.
Section 4.14. Signing Checks and Other Instruments. The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.
Section 4.15. Authority to Transfer and Vote Securities. The Chairman of the Board, if any, the President, the Secretary or the Treasurer of the corporation are each authorized to sign the name of the corporation and to perform all acts necessary to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants and other securities of another corporation owned by the corporation and to issue the necessary powers of attorney for the same; and each such officer is authorized on behalf of the corporation to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.
ARTICLE V
ISSUE AND TRANSFER OF STOCK
Section 5.1. Certificates. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by the Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.
Section 5.2. Facsimile Signatures. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 5.3. Lost Certificates. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it way direct as indemnity against any claim that nay be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.
Section 5.4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.
Section 5.5. Fixing Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders o r any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance, a record date, which, in the case of a shareholders’ meeting, shall not be more than sixty (60) nor less than fen (10) days before the date of such meeting, and, in the case of a consent, not more than ten (10) days after the date upon which the resolution fixing such record date was adopted, and, in the case of other actions, not more than sixty (60) days prior to such other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
Section 5.6. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VI
GENERAL PROVISIONS
Section 6.1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in. cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 6.2. Fiscal Year. The fiscal year of the corporation shall be December 31.
Section 6.3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware. “ The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
ARTICLE VII
AMENDMENTS
Section 7.1. Amendment. These bylaws may be a1tered, changed, amended are superseded, in whole or in part, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the corporation with respect thereto at an annual or special meeting called for such purpose or without a meeting by the written consent of the holders of record of shares entitling them to exercise two thirds (2/3) of the voting power with respect thereto.